                         SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement          [ ] Confidential, for use of the
[X]  Definitive Proxy Statement               Commission only
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11c  or Rule 14a-12


                    MATTHEWS INTERNATIONAL CORPORATION
              ----------------------------------------------
             (Name of Registrant as Specified In Its Charter)


   ----------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
                                                                      ------
    2) Aggregate number of securities to which transaction applies:
                                                                   ---------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                          ----------------------------------
    4) Proposed maximum aggregate value of transaction:
                                                       ---------------------
    5) Total fee paid:
                      ------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
                              ----------------------------------------------
    2) Form, Schedule or Registration Statement No.:
                                                    ------------------------
    3) Filing Party:
                    --------------------------------------------------------
    4) Date Filed:
                  ----------------------------------------------------------

MATTHEWS INTERNATIONAL CORPORATION




                                                      1999

                                                      NOTICE

                                                      OF

                                                      ANNUAL

                                                      MEETING

                                                      AND

                                                      PROXY

                                                      STATEMENT
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
                                         Matthews International Corporation
                                         Corporate Office
                                         Two NorthShore Center
                                         Pittsburgh, Pennsylvania 15212-5851
                                         412.442.8200       Fax 412.442.8290




                                   Notice of
                        ANNUAL MEETING OF SHAREHOLDERS
                          To be held February 20, 1999



To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation will be held at 10:30 AM on Saturday, February 20, 1999 at the Health and Science Theater, Carnegie Science Center, Pittsburgh, Pennsylvania, for the purpose of considering and acting upon the following:

1.  To elect two Directors of the Company for a term of three years.

2.  To approve the adoption of amendments to the 1992 Stock Incentive Plan.

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants to audit the records of the Company for the fiscal year ending September 30, 1999.

4.  To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on December 31, 1998 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Please indicate on the enclosed proxy card whether you will or will not be able to attend this meeting. Return the card in the enclosed envelope as soon as possible. If you receive more than one proxy (for example, because you own Class A and Class B Common Stock, or you own common stock in more than one account), please be sure to complete and return all of them.

We hope you can be with us for this important occasion.


                                                      Sincerely,


                                                      Edward J. Boyle


                                                      Edward J. Boyle
                                                      Corporate Secretary

January 20, 1999

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                    Matthews International Corporation
                           Two NorthShore Center
                        Pittsburgh, PA 15212 - 5851
                              412 / 442-8200

                              PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of the Company whose principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212. This Proxy Statement and the accompanying proxy were first released to shareholders on January 20, 1999.

Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice to the Corporate Secretary or by attending the meeting and voting in person.

Matters to be considered at the Annual Meeting are those set forth in the accompanying notice. Shares represented by proxy will be voted in accordance with instructions. In the absence of instructions to the contrary, the proxy solicited will be voted for the proposals set forth.

Management does not intend to bring before the meeting any business other than that set forth in the Notice of Annual Meeting of Shareholders. If any other business should properly come before the meeting, it is the intention of Management that the persons named in the proxy will vote in accordance with their best judgment.


                    OUTSTANDING STOCK AND VOTING RIGHTS

The Company has two classes of stock outstanding: Class A Common Stock, par value $1.00 per share, and Class B Common Stock, par value $1.00 per share. Together, these two classes are referred to as the "Common Stock."

Each outstanding share of Class A Common Stock of the Company entitles the holder to one vote, and each outstanding share of Class B Common Stock entitles the holder to ten votes, upon any business properly presented at the shareholders' meeting. Cumulative voting is not applicable to the election of directors.

The Board of Directors of the Company has established December 31, 1998 as the record date for shareholders entitled to vote at the Annual Meeting. The transfer books of the Company will not be closed. A total of 13,131,725 shares of Class A Common Stock, and 2,852,977 shares of Class B Common Stock are outstanding and entitled to vote at the meeting.

Abstentions and broker non-votes have no effect on any proposal to be voted upon. Broker non-votes as to any matter are shares held by brokers and other nominees which are voted at the meeting on matters as to which the nominee has discretionary authority, but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

             GENERAL INFORMATION REGARDING CORPORATE GOVERNANCE


Board of Directors

The Board of Directors is the ultimate governing body of the Company. As such, it functions within a framework of duties and requirements established by statute, government regulations and court decisions. In carrying out their responsibilities, directors are expected to perform their duties in good faith and with the diligence, care and skill which ordinarily prudent people would exercise under similar circumstances.

Generally, the Board of Directors reviews and confirms the basic objectives and broad policies of the Company, approves various important transactions, appoints the officers of the Company and monitors Company performance in key results areas. Management is accountable to the Board of Directors for the satisfactory conduct of the day-to-day business of the Company.

Management is responsible for providing the Board of Directors with adequate support, services and resources, together with thorough information, reports and analyses concerning the Company's principal activities and plans. In addition, the Board of Directors has the power, in its discretion, to employ the services of outside consultants and is free to have discussions and interviews with personnel of the Company and others as it deems appropriate and helpful to its work.


Board Composition

The Restated Articles of Incorporation of the Company provide that the Board of Directors has the power to set the number of Directors constituting the full Board, provided that such number shall not be less than five nor more than 15. Until further action, the Board of Directors has fixed the number of directors constituting the full Board at eight, divided into three classes. The terms of office of the three classes of Directors end in successive years.

During fiscal year 1998, there were four regularly scheduled and three additional meetings of the Board of Directors.



Board Committees

There are three standing committees appointed by the Board of Directors -- the Executive, Audit and Compensation Committees.

Management has the same responsibility to each committee as it does to the Board of Directors with respect to providing adequate staff services and information. Furthermore, each committee has the same power as the Board of Directors to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others.

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
The principal functions of the three standing committees are summarized as follows:

Executive Committee

The Executive Committee is appointed by the Board of Directors to have and exercise during periods between Board meetings all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, change the By-Laws of the Company or exercise any authority specifically reserved by the Board of Directors. Among the functions customarily performed by the Executive Committee during periods between Board meetings are the approval, within limitations previously established by the Board of Directors, of the principal terms involved in sales of securities of the Company, and such reviews as may be necessary of significant developments in major events and litigation involving the Company. In addition, the Executive Committee is called upon periodically to provide advice and counsel in the formulation of corporate policy changes and, where it deems advisable, make recommendations to the Board of Directors.

The Executive Committee holds meetings at such times as are required. During fiscal year 1998, the Executive Committee met a total of six times. The Chairman of the Executive Committee is David M. Kelly. The other Committee members are David J. DeCarlo and Geoffrey D. Barefoot.

Audit Committee

The principal function of the Audit Committee is to endeavor to assure the integrity and adequacy of financial statements issued by the Company. It is intended that the Audit Committee will review internal auditing systems and procedures as well as the activities of the public accounting firm performing the external audit.

The Committee members are John P. O'Leary, Jr. (Chairman), William J. Stallkamp and Robert J. Kavanaugh. During fiscal year 1998, the Audit Committee met twice.

Compensation Committee

The principal function of the Compensation Committee, the members of which are Messrs. Stallkamp (Chairman), Kavanaugh and Kennedy, is to review periodically the suitability of the remuneration arrangements (including benefits) for the principal officers of the Company other than stock remuneration. A subcommittee of the Compensation Committee, the Stock Compensation Committee, the members of which are Messrs. Stallkamp (Chairman) and Kavanaugh, consider and grant stock remuneration and administer the Company's 1992 Stock Incentive Plan. The Compensation Committee met four times in fiscal year 1998.


Meeting Attendance

Under the applicable rules of the Securities and Exchange Commission, the Company's Proxy Statement is required to name those directors who during the preceding year attended fewer than 75% of the total number of meetings held by the Board and by the Committees of which they are members. During fiscal year 1998, all directors attended more than 75% of such meetings for which they were eligible.

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
Compensation of Directors

Pursuant to the Director Fee Plan, directors who are not also officers of the Company each receive as an annual retainer fee shares of the Company's Class A Common Stock equivalent to approximately $16,000. Each director may elect to be paid these shares on a current basis or have such shares credited to a deferred stock account as phantom stock, with such shares to be paid to the director subsequent to leaving the Board. In addition, each such director is paid $800 for every meeting of the Board of Directors attended and (other than a Chairman) $500 for every committee meeting attended. The Chairman of a committee of the Board of Directors is paid $700 for every committee meeting attended. No other remuneration is otherwise paid by the Company to any director for services as a director.


                                 PROPOSAL 1

                           ELECTION OF DIRECTORS

Nominations for election to the Board of Directors may be made by the Board of Directors or by the shareholders. Messrs. Kelly and Parker, whose terms of office are expiring, have been nominated by the Board to serve for three-year terms that will end in 2002. Nominations made by the shareholders shall be made in writing in accordance with Section 6.1 of the Restated Articles of Incorporation. No such nominations have been received.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If a nominee should become unavailable prior to the meeting, the accompanying proxy will be voted for the election in his place of such other person as the Board of Directors may recommend.

The Board of Directors recommends that you vote FOR the election of Directors.

The following information is furnished with respect to the two persons nominated by the Board of Directors for election as a director and with respect to the continuing directors.


The Nominees

David M. Kelly, age 56, was elected Chairman of the Board on March 15, 1996.
He joined Matthews on April 3, 1995 as President and Chief Operating Officer and was appointed Chief Executive Officer on October 1, 1995. Prior to his employment with Matthews, Mr. Kelly was employed by Carrier Corporation for 22 years. During that time his positions included Marketing Vice President for Asia Pacific; President of Japanese Operations; Vice President, Manufacturing; President of North American Operations; and Senior Vice President for Carrier's residential and light commercial businesses. Mr. Kelly received a Bachelor of Science in Physics from Boston College in 1964, a Master of Science degree in Molecular Biophysics from Yale University in 1966, and a Master of Business Administration from Harvard Business School in 1968. He is chairman of the Executive Committee and the Jas. H. Matthews & Co. Educational and Charitable Trust, a member of the Pension Board, and serves on the boards of various subsidiaries of Matthews International Corporation. Mr. Kelly is a member of the Board of Directors of Mestek, Inc., Elliott Company, the United Way of Allegheny County, and the Pittsburgh Symphony Orchestra.

James L. Parker, age 60, retired from the Company November 1, 1996 after nearly thirty years of service. He was formerly Senior Vice President, General Counsel and Secretary of the Company. He has been a Director of the Company since 1981. Mr. Parker received a Bachelor of Business Administration Degree from the University of Pittsburgh and a Juris Doctor Degree from Case-Western Reserve University.


Continuing Directors

Geoffrey D. Barefoot, age 52, is President, Graphic Systems Division and has been a Director since 1990. Mr. Barefoot has been employed by the Company since 1975 and has held various management positions, both in Corporate Personnel and the Graphic Systems Division. He was appointed Pittsburgh Branch Manager in November 1979, Eastern Regional Manager for the Graphic Systems Division in July 1984 and Division Manager in March 1986. He was subsequently elected Vice President in March 1988 and elected President, Graphic Systems Division in November 1993. Mr. Barefoot received a B.S. Degree in Business Administration from West Virginia Wesleyan College in 1968 and holds an M.A. Degree in Industrial Relations from St. Francis College.

David J. DeCarlo, age 53, is President, Bronze Division and has been a Director of the Company since 1987. He was hired by the Company in 1985 as Director of Financial Planning and Analysis. He was named Division Manager of the Bronze Division and was appointed Vice President in 1986. He was elected President, Bronze Division in November 1993. Mr. DeCarlo received a Bachelor of Science Degree in Industrial Management from West Virginia University in 1967, a Master of Arts Degree in Economics and Statistics from the University of Pennsylvania in 1970, and an M.B.A. in Finance from the University of Pennsylvania Wharton School of Finance in 1971 where he also completed all the required courses for a Ph.D. in Applied Economics and Finance. Prior to joining Matthews, Mr. DeCarlo held various management positions with Reynolds Aluminum Company, Westinghouse Electric Corporation, and Joy Manufacturing Company where his last position was Vice President of Field Operations.

Robert J. Kavanaugh, age 61, is a retired partner of the Pittsburgh office of Arthur Andersen LLP, an accounting firm. Mr. Kavanaugh has more than 38 years of experience in assisting clients in numerous industries and has extensive experience in public reporting, SEC related matters, and mergers and acquisitions. Mr. Kavanaugh served as the advisory partner to a number of major clients, both public and private. Mr. Kavanaugh is on the Board of Advisors of the Pittsburgh Symphony Society. He is on the Board of Trustees of Carlow College and is Chairman of the Finance Committee. He is also on the Board of Directors of the Greater Pittsburgh Chamber of Commerce where he serves as Treasurer, and the Board of Trustees of Shady Side Academy. Mr. Kavanaugh retired from Arthur Andersen LLP in August 1996.

Thomas N. Kennedy, age 63, was elected a Director in 1987. He was Senior Vice President, Chief Financial Officer and Treasurer of the Company until his retirement from Matthews effective December 1, 1995. Mr. Kennedy had been employed by the Company since 1972. He was elected Treasurer in 1974 and Vice President - Treasurer in 1986. Mr. Kennedy received a Bachelor of Business Administration from the University of Pittsburgh in 1958.

John P. O'Leary, Jr., age 52, is President and Chief Executive Officer of Tuscarora Incorporated, the nation's largest producer of custom-molded foam plastic products. He also serves as a member of Tuscarora's Board of Directors. Immediately prior to taking over as President and Chief Executive Officer, Mr. O'Leary served as President of Western Division operations and was responsible for overseeing the operation of 12 profit centers located throughout the Midwest and South. Mr. O'Leary holds a Masters in Business Administration from the University of Pennsylvania Wharton School of Business and received a Bachelor's Degree in Economics from Gettysburg College. He currently serves on the Board of Directors of the Beaver County Corporation of Economic Development, Beaver County Educational Trust, and Gateway Rehabilitation Center. Mr. O'Leary is a Trustee of Gettysburg College.

William J. Stallkamp, age 59, has been a Director of the Company since 1981. Mr. Stallkamp is a Vice Chairman of Mellon Bank Corporation in Pittsburgh, PA and Chairman and Chief Executive Officer of Mellon PSFS in Philadelphia, PA. He received a Bachelor of Science Degree in Business Administration from Miami University of Oxford, Ohio. He serves as a Director of Yoder Brothers, Inc., Highmark Blue Cross/Blue Shield, Greater Philadelphia Chamber of Commerce and Greater Philadelphia First. He also serves on the Board of Directors for YMCA of Philadelphia and Vicinity, the Southeastern Pennsylvania Chapter of the American Red Cross, and the Pennsylvania Academy of Fine Arts.


The term for each nominee and each Director is listed below:

                                                 Term to expire at Annual
Nominees                                        Meeting of Shareholders in:

David M. Kelly                                             2002
James L. Parker                                            2002


Continuing Directors

Geoffrey D. Barefoot                                       2000
Thomas N. Kennedy                                          2000
William J. Stallkamp                                       2000

David J. DeCarlo                                           2001
Robert J. Kavanaugh                                        2001
John P. O'Leary, Jr.                                       2001

                                 PROPOSAL 2

                           APPROVAL OF ADOPTION OF
                 AMENDMENTS TO THE 1992 STOCK INCENTIVE PLAN


Introduction

The Company's 1992 Stock Incentive Plan (the "Stock Incentive Plan") was adopted by the Company's Board of Directors on May 8, 1992 and approved by its shareholders on June 6, 1992. The Stock Incentive Plan was amended by the Board of Directors on December 13, 1996 and such amendments were approved by shareholders on February 22, 1997. Certain amendments (the "Amendments") to the Stock Incentive Plan were adopted by the Company's Board of Directors on December 23, 1998, as described below. The affirmative vote of a majority of the votes cast in person or by proxy at a meeting held on or prior to December 22, 1999 in which the holders of at least a majority of the outstanding shares of the Company's Common Stock are present and voting is required for approval of adoption of the Amendments to the Stock Incentive Plan (such plan, including the Amendments, is referred to herein as the "Amended Plan"). If the shareholders of the Company do not approve the Amendments as proposed in this proxy statement the Stock Incentive Plan shall remain in effect without including the Amendments.


Description of Amended Plan

The full text of the Amended Plan is set forth as Exhibit A to this Proxy Statement. The following description of the Amended Plan is qualified in its entirety by reference to Exhibit A.

Amendments. The description of the Amended Plan provided below includes the Stock Incentive Plan as amended by the Amendments. In general, the Amendments were adopted to (i) modify the method of calculating the number of shares available for grants and awards under the Stock Incentive Plan from a fixed number of shares to a formula which would permit shares reserved for outstanding grants and awards plus shares available for grants and awards on any given date to total 15% of issued and outstanding shares of Common Stock on such date, (ii) extend the term of the Stock Incentive Plan from December 12, 2006 to December 22, 2008 and (iii) make other minor technical and conforming changes.

Under the Stock Incentive Plan prior to the Amendments, the maximum number of shares available for grants or awards is an aggregate of 2,200,000 shares. Since 1992, virtually all of such shares have been used for grants of stock options under the Stock Incentive Plan. Additional shares are required for future grants and awards.

Rather than approve an arbitrary fixed number of additional shares, the Board chose to approve a formula to calculate the number of shares which are available for grants or awards under the Amended Plan on any given date. Pursuant to such formula, the shares available on a particular date would be equal to 15% of the issued and outstanding shares of Common
Stock of the Company on such date, less the number of shares subject to outstanding stock options or restricted share awards on such date.
Thus, if on a particular date there were 16,000,000 shares of Common Stock issued and outstanding (15% of which would be 2,400,000 shares) and 1,800,000 shares were subject to issued and outstanding stock options which had not yet been exercised on such date (and no shares were subject to restricted stock awards on such date), there would be 600,000 shares available for grants or awards.

Assume that options for 200,000 shares are granted on that date so that the total shares subject to issued and outstanding stock options after such grant are 2,000,000 shares. Assume further that between such date (Date A) and a date three years later (Date B), the only occurrence under the Amended Plan is that options for 800,000 shares are exercised, and the total issued and outstanding shares of the Company on Date B are 16,800,000 shares. Under the new formula authorization in the Amended Plan there would then be 1,320,000 shares available for grants or awards on Date B computed as follows:

15% of 16,800,000 shares                                 2,520,000 shares

Less:  shares subject to unexercised issued and
outstanding options (1,800,000 + 200,000 - 800,000)     (1,200,000) shares
                                                         ---------
Shares available for grants or awards on Date B          1,320,000 shares
                                                         =========

These 1,320,000 shares would be available without the need for any further Board or shareholder approval.

In effect, the number of shares available for grants or awards under the Amended Plan is directly affected by the number of issued and outstanding shares of Common Stock at any given date and by the number of shares subject to issued and outstanding stock options or restricted share awards at any given date, and may fluctuate from time to time. The exercise, cancellation or expiration of outstanding stock options and the vesting or forfeiture of restricted shares would increase the shares available for grants and awards on such date under the Amended Plan. The shares available for grants or awards on a given date would be based on the application of the formula on that date, and grants and awards made on a given date would not be affected by future decreases in the number of issued and outstanding shares of Common Stock of the Company (even if such decreases caused outstanding grants and awards to exceed 15% of the outstanding shares at the time of such decreases). As of December 31, 1998, there were 15,984,702 shares of Common Stock outstanding (15% of which would equal 2,397,705 shares) and 1,613,964 shares reserved for outstanding stock options (and no restricted shares outstanding) under the Amended Plan.

The Amendments include fixed sub-limits for the granting of incentive stock options and restricted shares. In general, without further shareholder approval, the maximum number of shares for which incentive stock options may be granted from December 23, 1998 is 2,400,000 shares and the maximum number of restricted shares which can be awarded from December 23, 1998 is 500,000 shares.

The effect of the flexible nature of the formula under the Amended Plan is to restrict a new grant of options or award of restricted shares to the 15% limit based solely on the number of options and restricted share awards outstanding at the time of the proposed grant or award, and not based on a fixed number of shares available over the term of the Amended Plan, as was the case in the past.

There is not a fixed limit on the maximum number of shares for which nonstatutory stock options may be granted over the term of the Plan, similar to that which exists under the Stock Incentive Plan prior to the Amendments. Therefore, without further shareholder approval, nonstatutory stock options may be granted on any given date for any number of shares, subject only to the limit under the formula. Although there is no longer a fixed maximum limit on the number of shares available for grants of nonstatutory stock options during the term of the Amended Plan, nonstatutory stock options may be granted only with an option price at least equal to the fair market value of the Company's Common Stock on the date of grant.

The formula for share authorization under the Amended Plan will eliminate the need to obtain further Board or shareholder approval of available shares during the term of the Amended Plan, provided that option grants and awards are made pursuant to the formula. However, the formula for share authorization itself (and the sub-limits for incentive stock options and restricted shares) may not be amended without further shareholder approval.

For a further explanation by the Compensation Committee concerning the Amendments, see the "Report of the Compensation Committee" in this Proxy Statement.

General. The purposes of the Amended Plan are to encourage eligible employees of the Company and its subsidiaries to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a subsidiary, to reward such employees by providing an opportunity to acquire shares of the Company's Class A Common Stock, par value $1.00 per share and Class B Common Stock, par value $1.00 per share on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its subsidiaries. The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary.

The Amended Plan provides for (i) the grant of incentive stock options under
Section 422 of the Code, (ii) the grant of nonstatutory stock options and (iii) restricted share awards. Cash payment rights also may be granted in conjunction with nonstatutory stock options. The aggregate number of shares of the Company's Common Stock which may be subject to the grant of stock options and the award of restricted shares under the Amended Plan is equal to the number computed under the formula described in "Amendments" above, subject to the sub-limits for incentive stock options and restricted shares described in "Amendments" above. The maximum number of shares as to which stock options may be granted and as to which shares may be awarded pursuant to restricted share awards under the Amended Plan to any one employee in any one calendar year is 250,000 shares.

As used in this section entitled "Approval of Adoption of Amendments to the 1992 Stock Incentive Plan," except as the context otherwise so requires, the term "Common Stock" shall mean both the Class A Common Stock and the Class B Common Stock.

To the extent that the Company has such shares available to it and can issue such shares without violating the Company's Articles of Incorporation, or any law or regulation, including without limitation the regulations of the NASD concerning disenfranchisement of shareholders, the Company will reserve for issuance upon the grant of any option and issue once such option is exercised and will issue upon the award of restricted shares Class B Common Stock of the Company. To the extent Class B Common Stock is not available for reservation at the time of grant or issuance at the time of award, the Company may reserve for issuance and issue Class A Common Stock and not Class B Common Stock. Authorized but unissued or re-acquired shares may be issued. No stock options or cash payment rights may be granted and no restricted shares may be awarded subsequent to December 22, 2008.

In the event that any outstanding incentive stock option which is counted against the sub-limit for incentive stock options is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Common Stock not purchased under the stock option are again available for purposes of granting incentive stock options under the Amended Plan. If any shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted shares awarded under the Amended Plan, which restricted shares are counted against the sub-limit for restricted shares, the number of shares so forfeited are again available for purposes of awarding restricted shares under the Amended Plan.

Administration. The Amended Plan will be administered by a Committee appointed by the Board of Directors. None of the members of such Committee is eligible to participate in the Amended Plan.

Subject to the provisions of the Amended Plan, the Committee has full and final authority, in its discretion, to grant incentive stock options and nonstatutory stock options and to make restricted share awards under the Amended Plan, to determine whether cash payment rights shall be granted in conjunction with nonstatutory stock options, to determine whether Class A Common Stock or Class B Common Stock shall be issued and to determine the employees to whom each grant or award is made and the number of shares covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each grant or award and whether cash payment rights shall be granted, the Committee considers the position and responsibilities of the employee being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Committee may deem relevant.

The Committee also has the power to interpret the Amended Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Amended Plan as it deems necessary and advisable in its administration of the Amended Plan.

Terms of Stock Options. The option price for each stock option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant of the stock option except that, in the case of an incentive stock option granted to an employee who owns actually or constructively pursuant to the rules contained in Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a "Ten Percent Employee"), the option price may not be less than 110% of such fair market value. Fair market value of the Common Stock for all purposes under the Amended Plan is the mean between the publicly reported highest and lowest sales prices per share of Class A Common Stock of the Company as quoted in the NASDAQ Over-the-Counter Markets listing in The Wall Street Journal on the date as of which fair market value is determined. As of January 4, 1999, the fair market value of the Common Stock of the Company as determined by the above-stated formula was $30.6875 per share.

No stock option may be exercised after the expiration of ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee). Unless the Committee, in its discretion, otherwise determines an exercisable stock option may be exercised in whole or in part. Otherwise stock options may be exercised at such times, in such amounts and subject to such restrictions as are determined in its discretion by the Committee.

The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Committee at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash and no shares of Common Stock which have been held less than one year may be delivered in payment of the option price.

If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program, but the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Company has received full payment in cash for the option price from the broker or other agent.

The aggregate fair market value (determined as of the time the incentive stock options are granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. If the date on which any incentive stock options may first be exercised would be accelerated pursuant to any provision of the Amended Plan or any stock option agreement, or amendment thereto, and the acceleration of such exercise date would result in a violation of this $100,000 restriction, then, notwithstanding any such provision, but subject to the authorization provided for in the following sentence, the exercise dates of such incentive stock options will be accelerated only to the date or dates, if any, that do not result in a violation of the $100,000 restriction, and in such event the exercise dates of the incentive stock options with the lowest option prices would be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction and one or more incentive stock options would thereby be converted in whole or in part to nonstatutory stock options.

Unless the Committee determines otherwise at the time of the grant of a stock option, the following provisions of this paragraph will apply in the event of any termination of employment, except that the preceding paragraph will apply in any event if the exercise date of any incentive stock option is accelerated. If the employment of an optionee who is not a Disabled Grantee (as defined in the Amended Plan) is voluntarily terminated with the consent of the Company or a subsidiary or an optionee retires under any retirement plan of the Company or a subsidiary (i) any then outstanding incentive stock option held by the optionee is exercisable (but only to the extent the stock option was exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or within three months after the date of termination of employment, whichever is the shorter period, and (ii) any nonstatutory stock option held by the optionee is exercisable (but only to the extent the stock option was exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or within one year after the date of termination of employment, whichever is the shorter period. If the employment of any optionee is voluntarily terminated with such consent and such termination occurs because the optionee is a Disabled Grantee, any then outstanding stock option held by the optionee is exercisable in full (whether or not so exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or within one year after the date of termination of employment, whichever is the shorter period. In the event of the death of an optionee during employment, any then outstanding stock option is exercisable in full (whether or not so exercisable immediately prior to the death of the optionee) by the person or persons entitled to do so under the Will of the optionee or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, in either case at any time prior to the expiration of the stock option or within one year after the date of death, whichever is the shorter period. In the event of the death of an optionee after termination of employment during a period when a stock option is exercisable, any outstanding stock option held by the optionee at the time of death is exercisable by the person or persons entitled to do so under the Will of the optionee or by the legal representative of the optionee (but only to the extent the stock option was exercisable immediately prior to the death of the optionee) at any time prior to the expiration of the stock option or within one year after the date of death, whichever is the shorter period. If the employment of any optionee terminates for any other reason, unless the exercise period of a stock option following termination of employment has been extended upon the occurrence of one or more of the events described under "Additional Rights in Certain Events" below, the rights of the optionee under any then outstanding stock option terminate at the time of such termination of employment.

Unless the Committee, in its discretion, otherwise determines, no stock option granted under the Amended Plan is transferable other than by Will or by the laws of descent and distribution, and a stock option may be exercised during an optionee's lifetime only by the optionee.

Each grant of a stock option must be confirmed by a stock option agreement between the Company and the optionee which sets forth the terms of the stock option.

Cash Payment Rights. The Committee may in its discretion grant cash payment rights in conjunction with a nonstatutory stock option. Cash payment rights entitle the holder, upon exercise of the stock option, or any portion thereof, to receive cash from the Company (in addition to the shares to be received upon exercise of the stock option) equal to a percentage (not greater than 100%) set by the Committee of the excess of the fair market value of a share of Common Stock covered by the stock option on the date of exercise over the option price per share, multiplied by the number of shares covered by the stock option, or portion thereof, which is exercised. Cash payment rights may be used by the Committee to provide funds to the option holder to pay the income taxes payable upon exercise of a nonstatutory stock option. See "Federal Income Taxes--Nonstatutory Stock Options" below.

Restricted Shares. Restricted share awards are subject to such restrictions (including restrictions on the right of the awardee to sell, assign, transfer or encumber the shares awarded while such shares are subject to restrictions) as the Committee may impose thereon and are subject to forfeiture to the extent events (which may, in the discretion of the Committee, include termination of employment and/or performance-based events) specified by the Committee occur prior to the time the restrictions lapse.

Each restricted share award must be confirmed by a restricted share agreement between the Company and the awardee, which sets forth the number of restricted shares awarded, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Committee in its discretion deems appropriate.

Following a restricted share award and prior to the lapse of the applicable restrictions, share certificates representing the restricted shares are held by the Company in escrow. Except in certain circumstances, the Committee, in its discretion, may determine that dividends and other distributions on the shares held in escrow shall not be paid to the awardee until the lapse or termination of the applicable restrictions. Unless otherwise provided, in its discretion, by the Committee, any such dividends or other distributions shall not bear interest. Upon the lapse of the applicable restrictions (and not before such time), the share certificates representing the restricted shares and unpaid dividends, if any, are delivered to the awardee. From the date a restricted share award is effective, however, the awardee is a shareholder with respect to all the shares represented by the share certificates for the restricted shares and has all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid with respect to the restricted shares, subject only to the preceding provisions of this paragraph and the restrictions imposed by the Committee.

Additional Rights in Certain Events. The Amended Plan provides for acceleration of the exercisability and extension of the expiration date of stock options, and for lapse of the restrictions on restricted share awards, upon the occurrence of one or more events described in Section 9 of the Amended Plan ("Section 9 Events"). Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 15% or more of the voting power of the Company, (ii) a tender offer is made to acquire securities representing 15% or more of the voting power of the Company or voting shares are first purchased pursuant to any other tender offer, (iii) at any time less than 60% of the members of the Board of Directors are persons who were either directors on May 8, 1992 or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were directors on May 8, 1992 or who were so approved, (iv) the shareholders of the Company approve any agreement or plan providing for the Company to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation, as a consequence of which the former shareholders of the Company will thereafter own less than a majority of the voting power of the surviving or acquiring corporation or the parent thereof or (v) the shareholders of the Company approve any liquidation of all or substantially all the assets of the Company or any distribution to security holders of assets of the Company having a value equal to 15% or more of the total value of all the assets of the Company.

Unless the stock option agreement or an amendment thereto otherwise provides, but subject to the $100,000 restriction described above for incentive stock options and exceptions for certain optionees and awardees described in Section 9 of the Amended Plan, notwithstanding any other provision contained in the Amended Plan, upon the occurrence of any Section 9 Event (i) all outstanding stock options become immediately and fully exercisable whether or not otherwise exercisable by their terms and (ii) all stock options held by a grantee whose employment with the Company or a subsidiary terminates within one year of any
Section 9 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary or death are exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.

Unless the restricted share agreement otherwise provides, notwithstanding any other provision contained in the Amended Plan, upon the occurrence of any
Section 9 Event prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Amended Plan, all such restrictions lapse regardless of the scheduled lapse of such restrictions.

Miscellaneous. The Board of Directors may alter or amend the Amended Plan at any time except that, without approval of the shareholders of the Company, no alteration or amendment may (i) modify the formula contained in Section 3 of the Amended Plan governing the aggregate number of shares for which grants of stock options or awards of restricted shares may be made, (ii) increase the maximum aggregate number of shares as to which incentive stock options may be granted or as to which restricted shares may be awarded under their respective sub-limits under the Amended Plan, (iii) make any changes in the class of employees eligible to be granted stock options or awards under the Amended Plan, (iv) change the maximum number of shares as to which stock options may be granted and as to which shares may be awarded to any employee under the Amended Plan, (v) change the option price permitted under the Amended Plan, or
(vi) be made if shareholder approval of the amendment is at the time required for stock options or restricted shares under the Amended Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed. In addition, no alteration or amendment of the Amended Plan may, without the written consent of the holder of a stock option or restricted shares theretofore granted or awarded under the Amended Plan, adversely affect the rights of such holder with respect thereto.

The Board of Directors may also terminate the Amended Plan at any time, but termination of the Amended Plan would not terminate any outstanding stock options granted under the Amended Plan or cause a revocation or forfeiture of any restricted share award under the Amended Plan.

The Amended Plan contains anti-dilution provisions providing for proportionate adjustment in the maximum aggregate number of shares of Common Stock for which incentive stock options may be granted and as to which restricted shares may be awarded under the Amended Plan, the maximum number of shares as to which stock options may be granted and as to which shares may be awarded to an employee and in the number of shares covered by outstanding stock options granted under the Amended Plan in certain events, including stock dividends on shares of outstanding Common Stock. The Amended Plan also contains provisions providing for the substitution of shares in the event of a reorganization, recapitalization, merger or similar event. The Amended Plan provides for adjustments to options and restrictions on distributions with respect to or exchanges for restricted shares in the case of any spin-off, split-off, split-up, dividend in partial liquidation or in property other than cash, or extraordinary distribution to holders of the Common Stock.

If an employee who has been granted stock options or awarded restricted shares under the Amended Plan engages in the operation or management of a business, whether as owner (except as owner of less than ten percent of the publicly-traded equity securities of an entity), partner, officer, director, employee or otherwise and whether during or after termination of employment, which is in competition with the Company or any of its subsidiaries, the Committee may in its discretion immediately terminate all stock options held by such person (except when the exercise period of a stock option has been extended because one or more of the events described under "Additional Rights in Certain Events" above has occurred) and declare forfeited all restricted shares held by such person as to which the restrictions have not yet lapsed.

Similar to the Stock Incentive Plan prior to the Amendments, the Amended Plan contains no provision prohibiting the grant of stock options by the Committee upon the condition that outstanding stock options granted at a higher option price be surrendered for cancellation. Certain outstanding stock options granted under the Amended Plan may from time to time have option prices in excess of the market price per share of the Company's Common Stock. It is possible, therefore, that the Committee may grant stock options under the Amended Plan exercisable at the fair market value of shares of Common Stock on the date of grant upon the condition that outstanding stock options granted under the Amended Plan be surrendered for cancellation. The Committee has not granted stock options under this condition to date.

Possible Anti-takeover Effect

The provisions of the Amended Plan providing for the acceleration of the exercise date of outstanding stock options upon the occurrence of a Section 9 Event, the extension of the period during which outstanding stock options may be exercised upon termination of employment following a Section 9 Event and the lapse of restrictions applicable to restricted stock awards upon the occurrence of a Section 9 Event may be considered as having an anti-takeover effect.

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of incentive stock options and nonstatutory stock options and the making of restricted share awards under present law.

Incentive Stock Options. An optionee does not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option, however, generally does result in an increase in an optionee's taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of is treated as a long-term capital gain, and any loss is treated as a long-term capital loss. In the event of a "disqualifying disposition", the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) is treated as compensation received by the optionee in the year of disposition. Any additional gain is taxable as a capital gain and any loss as a capital loss, which is long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of Common Stock. If shares of Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer is considered a "disqualifying disposition" of the shares transferred, but under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, is recognized.

Neither the Company nor any of its subsidiaries is entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received by an optionee because of a "disqualifying disposition," the Company or one of its subsidiaries generally is entitled to a deduction in the same amount for compensation paid, subject to the "Limits on Deductions/Other Tax Matters" below.

Nonstatutory Stock Options. An optionee generally does not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is treated as compensation received by the optionee in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part in shares, no income, gain or loss is recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise is treated as compensation income received by the optionee on the date of exercise of the stock option.

The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the optionee upon exercise of a nonstatutory stock option, subject to the "Limits on Deductions/Other Tax Matters" below.

Cash Payment Rights. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of cash payment rights. Any cash received in payment of cash payment rights will be treated as compensation received by the optionee in the year in which the optionee receives the cash payment. The Company or one of its subsidiaries generally is entitled to a corresponding deduction in the same amount for compensation paid, subject to the "Limits on Deductions/Other Tax Matters" below.

Restricted Shares. An awardee does not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the awardee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the awardee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse is treated as compensation income to be awardee and is taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income to the awardee, subject to the "Limits on Deductions/Other Tax Matters" below.

Limits on Deductions / Other Tax Matters. The exercise by an optionee of a stock option or the lapse of restrictions on restricted stock following the occurrence of a Section 9 Event, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the optionee or the awardee on all or a portion of the Common Stock or cash resulting from the exercise or the restricted stock on which the restrictions lapse and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

Section 162(m) of the Code disallows a compensation deduction for compensation paid to the Chief Executive Officer and any of the other four highest compensated officers in excess of $1 million each in any taxable year, except that compensation that is performance-based may be excluded from this deduction limitation. (The $1 million deduction limit is reduced by the amount of any compensation deduction disallowed under the immediately preceding paragraph.) The Amended Plan has been structured so that compensation arising from the exercise of nonstatutory stock options (with or without cash payment rights) or the disqualifying disposition of shares acquired upon exercise of incentive stock options should be performance-based within the meaning of Section 162(m) of the Code. Restricted share awards are not at present eligible for this performance-based exception and, if granted to any of such five officers, may be subject to the limits of Section 162(m) of the Code.

Vote Required for Approval of Proposal 2

The vote required for approval of Proposal 2 is the affirmative vote of a majority of the votes cast by all the shareholders entitled to vote thereon.

The Board of Directors recommends that you vote FOR approval of Proposal 2.

                                PROPOSAL 3

                           SELECTION OF AUDITORS

The Board of Directors of the Company, upon recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent certified public accountants to audit the records of the Company for the year ending September 30, 1999.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareholders on the appointment. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of all the votes cast by shareholders of Common Stock entitled to vote at the meeting. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of alternative independent certified public accountants will be considered by the Board of Directors.

It is not expected that any representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders.

The Board of Directors recommends that you vote FOR Proposal 3.



                             OTHER INFORMATION

Certain Reportable Transactions

The Securities and Exchange Commission requires disclosure of certain business transactions or relationships between the Company, or its subsidiaries, and other organizations with which any of the Company's directors are affiliated as an owner, partner, director, officer or employee. Briefly, disclosure is required where such a business transaction or relationship meets the standards of significance established by the Securities and Exchange Commission with respect to the types and amounts of business transacted. The Company is aware of no transaction requiring disclosure pursuant to this item during the past fiscal year.


Stock Ownership

The Company's Articles of Incorporation divide its voting stock into three classes: Preferred Stock and Class A and Class B Common Stock. At the present time, none of the Preferred Stock is issued or outstanding. The following information is furnished with respect to persons who the Company believes, based on its records, beneficially own more than five percent of the outstanding shares of Class A and Class B Common Stock of the Company, and with respect to nominees for election to and current members of the Board of Directors. Those individuals with more than five percent of such shares could be deemed to be "control persons" of the Company.

This information is as of November 30, 1998.

                           Number of                 Number of
                         Class A Shares            Class B Shares
    Name of               Beneficially   Percent    Beneficially    Percent
Beneficial Owner (1)         Owned (2)   of Class     Owned (2)     of Class
----------------         --------------  --------  --------------   --------
Directors and Officers:
----------------------
D.M. Kelly                    43,925        0.3%        56,000         2.0%
G.D. Barefoot                  None          -         209,000         7.3
D.J. DeCarlo                   None          -         289,990        10.2
R.J. Kavanaugh                 1,000         *           None           -
T.N. Kennedy                  75,000        0.6          None           -
J.P. O'Leary, Jr.             13,300        0.1          None           -
J.L. Parker                  100,000        0.8          None           -
W.J. Stallkamp                 6,200         *           None           -
All directors and
 executive officers as
 a group (12 persons)        252,177        1.9        609,690        21.4

Others:
------
D. Majestic                    None          -         312,000        10.9
T. Rowe Price
 Associates, Inc.
 100 East Pratt Street
 Baltimore, MD 21202         882,700        6.7          None           -

 *   Less than 0.1%

(1) Unless otherwise noted, the mailing address of each beneficial owner is the same as that of the Registrant.

(2) The nature of the beneficial ownership for all shares is sole voting and investment power, except as follows:
       Mr. Stallkamp has sole voting power except for 200 Class A shares held by Mr. Stallkamp as custodian under UTMA for son.
       T. Rowe Price Associates, Inc. has sole voting power for only 323,200 Class A shares.


Changes in Control

The Company knows of no arrangement which may, at a subsequent date, result in a change in control of the Company.

Executive Officers

The Executive Officers of the Company as of December 31, 1998 are the following:

                             Year First
                             Elected as
Name                  Age    an Officer    Positions with Registrant
----                  ---    ----------    -------------------------

David M. Kelly         56       1995       President and Chief Executive
                                           Officer
Geoffrey D. Barefoot   52       1988       President, Graphic Systems
                                           Division
Edward J. Boyle        52       1991       Vice President, Accounting &
                                           Finance, Treasurer and Secretary
David J. DeCarlo       53       1986       President, Bronze Division
Robert B. Heffernan    51       1998       President, Graphics Imaging Group
Steven F. Nicola       38       1995       Controller
Robert J. Schwartz     51       1998       President, Marking Products
                                           Division

During the past five years, the business experience of each executive officer named has been as reflected above or in a management capacity with the Company, except for the following: Mr. Kelly was a Senior Vice President for Carrier Corporation prior to April 1995. Mr. Heffernan joined the Company in May 1998. Prior thereto, he was President of the Brooks Instrument Division (a manufacturer of liquid and gas flow instrumentation) of Emerson Electric.
Mr. Schwartz joined the Company in January 1997 as Director of Sales and Marketing for the Marking Products Division. Prior thereto, he was Vice President - Sales for Northeast Distributors, Inc., a distributor of air conditioning products.

Compensation of Executive Officers and Retirement Benefits
The following table sets forth the individual compensation information for the fiscal years ended September 30, 1998, 1997 and 1996 for the Company's Chief Executive Officer and the four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                          Annual                Long-Term
                                       Compensation           Compensation
                                     -----------------   -----------------------
                                                           Awards       Payouts
                                                           ------       -------       All
                                                         Securities                  Other
Name of Individual                                       Underlying       LTIP      Compen-
and Principal Position      Year      Salary     Bonus     Options      Payouts      sation
----------------------      ----     -------    -------  ----------    ---------    -------
                                                  (1)     (Shares)        (2)         (3)
David M. Kelly              1998    $312,409   $324,082     40,000     $239,850       None
Chairman of the Board and   1997     290,174    290,687    190,000        None        None
Chief Executive Officer     1996     268,764    261,193     70,000        None        None

David J. DeCarlo            1998     207,921    169,552      None       269,660      $2,520
Director and President,     1997     199,473    174,477    250,000        None        3,046
Bronze Division             1996     188,100    159,409     40,000        None        4,904

Geoffrey D. Barefoot        1998     148,788      None       None         None        2,644
Director and President,     1997     146,080     13,487      None         None        2,622
Graphic Systems Division    1996     142,497     59,827     30,000        None        2,028

Edward J. Boyle             1998     129,689     87,394     36,000       60,211       4,250
Vice President,             1997     113,379     75,043     41,000        None        3,804
Accounting & Finance        1996     104,709     68,308     28,000        None        2,205

Robert J. Schwartz          1998     118,323     75,177     32,000        None        1,038
President, Marking
Products Division

(1)  Includes the current portion of management incentive plan and supplemental management incentive payments and, for Mr. Kelly, an amount equal to his life insurance premium cost.  At his request, the Company does not provide life insurance for Mr. Kelly, but in lieu thereof pays to him annually the amount which the Company would have paid in premiums to provide coverage, considering his position and age.  Such amounts are not included in calculating other Company benefits for Mr. Kelly.  The amount paid to
     Mr. Kelly in lieu of life insurance for 1998, 1997 and 1996 was $4,100 each year.  The
     Company has adopted a management incentive plan for officers and key management personnel.  Participants in such plan are not eligible for the Company's profit distribution plan.  The incentive plan is based on improvement in divisional and Company economic value added and the attainment of established personal goals.  A portion of amounts earned are deferred by the Company and are payable with interest at a market rate over a two-year period contingent upon economic value added performance and continued employment during such period.  See Long-Term Incentive Plans - Awards in Last
     Fiscal Year table.  In addition, payments include a supplement in amounts which are sufficient to pay annual interest expense on the outstanding notes of management under the Company's Designated Employee Stock Purchase Plan and to pay medical costs which are not otherwise covered by a Company plan.
(2)  Represents payments of deferred amounts under the management incentive plan.

ITEM 11.  EXECUTIVE COMPENSATION, continued.

(3)  Includes educational assistance for dependent children and premiums for term life insurance.  Educational assistance for dependent children is provided to any officer or employee of the Company whose child meets the scholastic eligibility criteria and is attending an eligible college or university.  Educational assistance amounts reported in this column for the named officers in fiscal 1998, 1997 and 1996, respectively, were:  Mr. DeCarlo, $2,000 (1996 only); and Mr. Boyle, $2,200, $2,000 and $1,000.  Each officer of the Company is provided term life insurance coverage in an amount approximately equivalent to three times his respective salary.  Amounts reported in this column for the named officers in fiscal 1998, 1997 and 1996 include the following respective life insurance benefit costs:  Mr. DeCarlo, $2,520, $3,046 and $2,904; Mr. Barefoot, $2,644, $2,622 and $2,028; Mr. Boyle, $2,050, $1,804 and
     $1,205; and Mr. Schwartz, $1,038 (1998 only).  See also note (1).


The Summary Compensation Table does not include expenses to the Company of incidental benefits of a limited nature to executive officers including use of Company vehicles, club memberships, dues, or tax planning services. The Company believes such incidental benefits are in the conduct of the Company's business, but, to the extent such benefits and use would be considered personal benefits, the value thereof is not reasonably ascertainable and does not exceed, with respect to any individual named in the compensation table, the lesser of $50,000 or 10% of the annual compensation reported in such table.


           Long-Term Incentive Plans - Awards in Last Fiscal Year (1)

                                           Performance          Estimated Future
                                            or Other             Payouts Under
                         Number              Period             Non-Stock Price-
                        of Shares             Until               Based Plans
                        or Other            Maturation          ----------------
Name                     Rights             or Payout                Target
-------------          ----------          -----------          ----------------
D.M. Kelly                 -                 2 Years               $ 906,596
D.J. DeCarlo               -                 2 Years                 803,335
G.D. Barefoot              -                 2 Years                   None
E.J. Boyle                 -                 2 Years                 232,753
R.J. Schwartz              -                 2 Years                  93,090

(1)  The Company has a management incentive plan based on improvement in divisional and Company economic value added and the attainment of established personal goals.  A portion of amounts earned are deferred by the Company and are payable with interest at a market rate over a two-year period contingent upon economic value added performance and continued
     employment during such period.
/TABLE

                     Option/SAR Grants in Last Fiscal Year

                                                                         Potential Realized
                                                                          Value at Assumed
                                                                          Annual Rates of
                                                                            Stock Price
                                                                          Appreciation for
                       Individual Grants (1)                                Option Term
-----------------------------------------------------------------      ----------------------
                               Percent
                               of Total
                  Number of    Options
                 Securities   Granted to   Exercise
                 Underlying   Employees     or Base
                   Options    in Fiscal      Price     Expiration
Name               Granted       Year      per Share      Date            5%           10%
--------------   ----------   ----------   ---------   ----------      --------      --------
D.M. Kelly          40,000       17.7%      $21.406     12/02/07       $538,489    $1,364,643
D.J. DeCarlo         None          -           -           -               -             -
G.D. Barefoot        None          -           -           -               -             -
E.J. Boyle          36,000       15.9%      $21.406     12/02/07        484,640     1,228,178
R.J. Schwartz       32,000       14.1%      $21.406     12/02/07        430,791     1,091,714

(1)  All options were granted at market value as of the date of grant.  Options are exercisable in various share amounts based on the attainment of certain market value levels of Class A Common Stock, but, in the absence of such events, are exercisable in full for a one-week period beginning five years from the date of grant.  In addition, options vest in one-third increments after three, four and five years, respectively, from the grant date (but, in any event, not until the attainment of the certain market value levels described above).  The options are not exercisable within six months from the date of grant and expire on the earlier of ten years from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                              Number of               Value of Unexercised
                 Shares                  Securities Underlying        In-the-Money Options
                Acquired                  Unexercised Options          at Fiscal Year End
                   On        Value     --------------------------  --------------------------
Name            Exercise    Realized   Exercisable  Unexercisable  Exercisable  Unexercisable
-------------  ----------  ----------  -----------  -------------  -----------  -------------
D.M. Kelly       15,000    $  262,500    255,000       230,000     $4,077,812    $2,336,873
D.J. DeCarlo      None        None       126,000       250,000      2,080,250     2,859,375
G.D. Barefoot    94,000     1,133,875      None          None           None          None
E.J. Boyle        None        None        63,000        77,000        993,125       616,310
R.J. Schwartz     None        None         None         80,000          None        620,373

Report of the Compensation Committee

The Company's officer compensation policies are administered by the Compensation Committee of the Board of Directors. The Committee consists of three independent, non-employee directors: Messrs. Stallkamp (Chairman), Kavanaugh and Kennedy (a former officer of the Company). Executive compensation for the Company's chief executive officer and the four other most highly compensated executive officers is presented in the Summary
Compensation Table.


Objectives and Policies

The Compensation Committee seeks to:

 . Ensure that there is a strong linkage between officer compensation and the creation of shareowner value;

 . Align the interests of the Company's officers with those of its stockholders through potential stock ownership;

 . Ensure that compensation and incentives are at levels which enable the Company to attract and retain high-quality officers.


Components of Compensation

The Company's officer compensation program presently is comprised of three elements: base salary, annual incentives (bonuses) and stock options. An executive compensation consulting firm is periodically engaged to provide comparative market compensation data. The Company endeavors to determine that officers' base salary levels and opportunities for incentive compensation are competitive in the marketplace.


Base Salary

The objective of the base salary policy is to provide income at a median level in comparison to a peer group and to reflect individual performance. An outside consulting firm specializing in such services is retained periodically to compare officers' responsibilities with a peer group of other corporations whose annual revenues range between $100 million and $250 million. Accordingly, base salaries of executive officers for calendar 1998 were increased over calendar 1997 to reflect competitive market pay practices.


Annual Incentive Compensation (Bonuses)

Annual incentive payments paid to officers in 1998 were based upon the improvement in economic value added over the prior two years' base. Economic value added is defined for this purpose as operating profit less associated capital costs of operating assets.

The incentive pools are determined based upon a percentage of absolute economic value added plus a percentage of the incremental economic value added over a two year base. The incentive pools are distributed to individuals based upon each participant's target incentive and performance relative to achievement of personal goals.

Earned incentive awards that exceed target levels are deferred and paid in the subsequent two fiscal years. In 1998, certain executive officers received a payout of fifty percent of incentive award amounts earned and deferred from fiscal 1997. The remaining fifty percent is payable in 1999 contingent upon economic value added performance and continued employment during fiscal 1999. In fiscal 1998, certain executive officers earned incentive awards in excess of target levels. Amounts in excess of target have been deferred and are payable contingent upon economic value added performance and continued employment during fiscal 1999 and fiscal 2000.

Stock Options

Stock options, which are an integral part of incentive compensation for the officers of the Company, serve to encourage share ownership by Company executives and thus align the interests of officers and shareholders. The Stock Compensation Committee (Messrs. Stallkamp and Kavanaugh) makes periodic grants of stock options to executive officers and other key employees of the Company to foster a commitment to increasing long-term shareholder value. During fiscal 1998, certain officers and other management personnel were granted nonstatutory stock options to purchase a combined total of 226,500 shares of the Company's stock at fair market value at the time of the grants.

At the 1999 Annual Meeting, shareholders are requested to approve amendments to the 1992 Stock Incentive Plan, principally to change the share authorization provisions under such Plan. One of the reasons to amend the Plan is because the shares available under the Plan are virtually exhausted. Although the Committee retains its discretion to do otherwise, if such amendments are approved, the Committee presently intends to continue its past practice of making stock option grants with option prices equal to the fair market value of the Common Stock on the date of grant and with significant employment and performance vesting restrictions (although such options generally have been exercisable for a one-week period at the end of five years after their grant date even if the performance vesting restrictions are not met, provided the optionee is still employed by the Company at that time--see, for example, the stock option grants reported in the table entitled "Option/SAR Grants in Last Fiscal Year").

If the amendments are approved, the Committee presently intends to grant shortly after the Annual Meeting approximately 600,000 additional nonstatutory stock options with option prices equal to the fair market value of the Common Stock on the date of grant which will have significant employment and performance vesting restrictions (again subject to the one-week exception to the performance vesting restrictions as described in the preceding paragraph). The Committee believes that such stock options are a necessary retention and incentive device for key employees at this time because the significant increase in the Company's stock price over the last several years has resulted in satisfaction of most of the performance vesting restrictions on outstanding options and all or a major portion of the employment restrictions on many of the Company's outstanding options have been satisfied. Additional options could be granted in 1999 to provide further incentive to key employees (in a manner aligned with stockholder interests) and to encourage their continued employment with the Company.

Report on 1998 CEO Compensation

The chief executive officer's compensation is established based on the philosophy and policies enunciated above for all executive officers. This includes cash compensation (base salary and annual cash incentive payouts) and long-term incentives (stock option awards). In calendar 1998, Mr. Kelly's base salary was increased 8.6 percent. Mr. Kelly's annual incentive paid in 1998 was based upon the annual incentive plan described above. In fiscal 1998, Mr. Kelly was granted 40,000 non-statutory stock options under the 1992 Stock Incentive Plan to further align his long-term interests with those of the Company's shareowners.


Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") disallows federal income tax deductions for compensation paid to the Chief Executive Officer and any of the other four highest compensated executive officers in excess of $1 million in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance-based. Certain of the provisions in the Company's 1992 Stock Incentive Plan, as amended, are intended to cause grants of stock options under such plan to be eligible for this performance-based exception (so that compensation upon exercise of such options should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the plan, such as restricted stock) are not at present eligible for this performance-based exception. The Committee has taken and intends to continue to take whatever actions are necessary to minimize, if not eliminate, the Company's non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Committee believes to be an important element of the Company's executive compensation program.



                                        Compensation Committee:

                                        W.J. Stallkamp, Chairman
                                        R.J. Kavanaugh
                                        T.N. Kennedy

December 15, 1998

                 COMPARISON OF FIVE YEAR CUMULATIVE RETURN *
                 AMONG MATTHEWS INTERNATIONAL CORPORATION,
                 S&P 500 INDEX AND S&P MANUFACTURING INDEX **


                                                                    S&P
                                        S&P 500                Manufacturing
Year           Matthews                  Index                     Index
----           --------                 -------                -------------
1993             $100                    $100                      $100
1994              191                     104                       112
1995              258                     134                       150
1996              365                     161                       195
1997              518                     225                       271
1998              657                     246                       244

*  Total return assumes dividend reinvestment
** Fiscal year ended September 30


Note:
Performance graph assumes $100 invested on October 1, 1993 in Matthews International Corporation common stock, Standard & Poor's (S&P) 500 Index and S&P Manufacturing (Diversified) Index. Prior to the Company's initial public offering (July 20, 1994), the performance of Matthews International Corporation common stock was based on Consolidated Adjusted Book Value per share as defined under the Employees' Stock Purchase Plan (assuming dividend reinvestment). The results are not necessarily indicative of future performance.


Compensation Committee Interlocks and Insider Participation

Thomas N. Kennedy, a former officer of the Company, is a member of the Company's Compensation Committee.

Retirement Plans

The Company's domestic retirement plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the retirement plan. The benefit formula is 3/4 of 1% of the first $550 of final average monthly earnings plus 1-1/4% of the excess times years of credited service (maximum 35). The plan is an insured, defined benefit plan and covered compensation is limited generally to base salary or wages. Benefits are not subject to any deduction or offset for Social Security.

In addition to benefits provided by the Company's retirement plan, the Company has a Supplemental Retirement Plan, which provides for supplemental pension benefits to executive officers of the Company designated by the Board of Directors, including those named in the Summary Compensation Table. Upon normal retirement under this plan, such individuals who meet stipulated age and service requirements are entitled to receive monthly supplemental retirement payments which, when added to their pension under the Company's retirement plan and their maximum anticipated Social Security primary insurance amount, equal, in total, 1.85% of final average monthly earnings (including incentive compensation) times the individual's years of continuous service (subject to a maximum of 35 years). Upon early retirement under this plan, reduced benefits will be provided, depending upon age and years of service. Benefits under this plan do not vest until age 55 and the attainment of 15 years of continuous service. However, in order to recruit Mr. Kelly, the Company waived such minimum service requirement with respect to Mr. Kelly. No benefits will be payable under such supplemental plan following the voluntary employment termination or death of any such individual. The Supplemental Retirement Plan is unfunded; however, a provision has been made on the Company's books for the actuarially computed obligation.

The following table shows the total estimated annual retirement benefits payable at normal retirement under the above plans for the individuals named in the Summary Compensation Table at the specified executive remuneration and years of continuous service:

                                        Years of Continuous Service
     Covered               ----------------------------------------------------
   Remuneration               15         20         25         30         35
------------------         --------   --------   --------   --------   --------
     $125,000              $ 34,688   $ 46,250   $ 57,813   $ 69,375   $ 80,938
      150,000                41,625     55,500     69,375     83,250     97,125
      175,000                48,563     64,750     80,938     97,125    113,313
      200,000                55,500     74,000     92,500    111,000    129,500
      225,000                62,438     83,250    104,063    124,875    145,688
      250,000                69,375     92,500    115,625    138,750    161,875
      300,000                83,250    111,000    138,750    166,500    194,250
      400,000               111,000    148,000    185,000    222,000    259,000
      500,000               138,750    185,000    231,250    277,500    323,750
      600,000               166,500    222,000    277,500    333,000    388,500
      700,000               194,250    259,000    323,750    388,500    453,250

The table shows benefits at the normal retirement age of 65, before applicable reductions for social security benefits. The Employee Retirement Income Security Act of 1974 places limitations, which may vary from time to time, on pensions which may be paid under federal income tax qualified plans, and some of the amounts shown on the foregoing table may exceed the applicable limitation. Such limitations are not currently applicable to the Company's Supplemental Retirement Plan.

Estimated years of continuous service for each of the individuals named in the Summary Compensation Table, as of October 1, 1998 and rounded to the next higher year, are: Mr. Kelly, 4 years; Mr. DeCarlo, 14 years; Mr. Barefoot,
23 years; Mr. Boyle, 12 years; and Mr. Schwartz, 2 years.


Indebtedness of Management

The following officers and directors were indebted to the Company on notes carrying an annual interest rate of 6.5% which were issued under the Company's Designated Employee Stock Purchase Plan, as referred to in Note 7 of the Notes to Consolidated Financial Statements:

                                     Highest Amount
                                   Outstanding During            Amount
                                     the Year Ended          Outstanding at
                                   September 30, 1998      November 30, 1998
                                   ------------------      -----------------
Geoffrey D. Barefoot                    $ 83,206               $   7,531
Edward J. Boyle                           62,442                  30,913
David J. DeCarlo                         340,669                 208,334
Steven F. Nicola                          29,242                  18,259

The Company has annually made supplemental management incentive payments to officers and other employees indebted on such notes in amounts equal to the interest paid by such persons on their respective notes.

                               OTHER MATTERS

Shareholders may make proposals for inclusion in the proxy statement and proxy form for the 2000 Annual Meeting of Shareholders. Any such proposal should be written and mailed to the Secretary of the Company at the corporate office for receipt by October 29, 1999.

The cost of soliciting proxies in the accompanying form will be paid by the
Company.   Shareholder votes at the Annual Meeting will be tabulated by the
Company's transfer agent, First Chicago Trust Company of New York.

A copy of the Company's Annual Report for 1998 has previously been mailed to each shareholder of record, or will be mailed with this Proxy Statement.



                                         By Order of The Board of Directors


                                         Edward J. Boyle


                                         Edward J. Boyle
                                         Corporate Secretary

                                                                  EXHIBIT A


                     MATTHEWS INTERNATIONAL CORPORATION

                         1992 STOCK INCENTIVE PLAN
                   (as amended through December 23, 1998)


The purposes of the 1992 Stock Incentive Plan (as amended, the "Plan") are to encourage eligible employees of Matthews International Corporation (the "Corporation") and its Subsidiaries to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Corporation or a Subsidiary, to reward such employees by providing an opportunity to acquire shares of the Class A Common Stock, par value $1.00 per share, of the Corporation (the
"Class A Common Stock") and the Class B Common Stock, par value $1.00 per share, of the Corporation (the "Class B Common Stock") on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employ of the Corporation or one of its Subsidiaries. As used herein, except where the context otherwise so requires, the term "Common Stock" shall mean both the Class A Common Stock and the Class B Common Stock. For the purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


                                  SECTION 1

                               Administration

The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and consisting of not less than two members of the Board, who, at the time of their appointment to the Committee and at all times during their service as members of the Committee, are (i) "Non-Employee Directors" as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule, and (ii) "outside directors" under Section 162(m)(4)(C) of the Internal Revenue Code of 1986 (the "Code"), or any successor provision.

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

                                  SECTION 2

                                 Eligibility

Those employees of the Corporation or any Subsidiary (including, but not limited to, covered employees as defined in Section 162(m)(3) of the Code, or any successor provision) who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to be granted stock options (with or without cash payment rights) and to receive restricted share awards as described herein.

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options (with or without cash payment rights) and to award restricted shares as described herein, to determine whether Class A Common Stock or Class B Common Stock shall be issued, and to determine the employees to whom any such grant or award shall be made and the number of shares to be covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each grant of a stock option or award of restricted shares and whether cash payment rights shall be granted in conjunction with a stock option, the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant.


                                  SECTION 3

                       Shares Available under the Plan

The maximum aggregate number of shares of the Common Stock for which grants of stock options or awards of restricted shares may be made under the Plan on any given date shall be equal to 15% of the then aggregate issued and outstanding shares of the Common Stock (not including treasury shares, but including outstanding restricted shares), less the aggregate number of (i) all outstanding stock options granted at any time under the Plan since the initial date of adoption of the Plan, which remain unexercised and outstanding (and which have not expired) as of such date and (ii) all restricted shares granted at any time under the Plan which have not yet vested or been forfeited to the Corporation pursuant to their terms as of such date, subject to adjustment and substitution as set forth in Section 8, and shares of the Common Stock may be issued with respect to any such grants or awards, provided that the Corporation has authorized but unissued shares which are reserved at the time of any such grant or award and are available and unissued at the time of any such issuance equal to or greater than the number of shares to be so issued. Stated differently, as any outstanding stock options granted under the Plan are either exercised, cancelled, terminated or expire for any reason without being exercised, or any restricted shares granted under the Plan are either vested (all restrictions lapse) or forfeited for any reason, the number of shares subject or related to such stock options or restricted shares shall again be available for grant or award under the Plan.

Notwithstanding the immediately prior paragraph, the maximum aggregate number of shares of the Common Stock which may be issued and as to which grants of incentive stock options or awards of restricted shares may be made under the Plan is 2,400,000 shares and 500,000 shares, respectively, subject to adjustment and substitution as set forth in Section 8. If any such incentive stock option granted under the Plan and counted against such sub-limit is cancelled by mutual consent or terminates or expires for any reason without having been exercised, the number of shares subject thereto shall again be available for purposes of granting incentive stock options under the Plan. If any shares of the Common Stock are forfeited to the Corporation pursuant to the restrictions applicable to restricted shares awarded under the Plan and counted against such sub-limit, the number of shares so forfeited shall again be available for purposes of awarding restricted shares under the Plan.

To the extent that the Corporation has such shares available to it and can issue such shares without violating any law or regulation, including without limitation the By-laws of the National Association of Securities Dealers, Inc. concerning disenfranchisement of shareholders, the Corporation will reserve for issuance upon the grant of any option and issue when such option is exercised and will issue upon the award of restricted shares Class B Common Stock of the Corporation. To the extent Class B Common Stock is not available for reservation at the time of grant or issuance at the time of award, the Corporation retains the right to reserve for issuance and to issue Class A Common Stock and not Class B Common Stock. The shares which may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board.


                                  SECTION 4

               Grant of Stock Options and Cash Payment Rights
                       and Awards of Restricted Shares

The Committee shall have authority, in its discretion, (a) to grant "incentive stock options" pursuant to Section 422 of the Code, to grant "nonstatutory stock options" (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem) and (b) to award restricted shares. The Committee also shall have the authority, in its discretion, to grant cash payment rights in conjunction with nonstatutory stock options with the effect provided in Section 5(D). Cash payment rights may not be granted in conjunction with incentive stock options. Cash payment rights granted in conjunction with a nonstatutory stock option may be granted either at the time the stock option is granted or at any time thereafter during the term of the stock option.

The maximum number of shares as to which stock options may be granted and as to which shares may be awarded under the Plan to any one employee in any one calendar year is 250,000 shares, subject to adjustment and substitution as set forth in Section 8. For the purposes of this limitation, any adjustment or substitution made pursuant to Section 8 in a calendar year with respect to the maximum number of shares set forth in the preceding sentence shall also be made with respect to any shares subject to stock options or share awards previously granted under the Plan to such employee in the same calendar year.

Notwithstanding any other provision contained in the Plan or in any stock option agreement or an amendment thereto, but subject to the possible exercise of the Committee's discretion contemplated in the last sentence of this Section 4, the aggregate fair market value, determined as provided in Section 5(H) on the date of grant of incentive stock options, of the shares with respect to which such incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement or an amendment thereto, and the acceleration of such exercise date would result in a violation of the $100,000 restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the extent, if any, that does not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if one or more such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.


                                  SECTION 5

                   Terms and Conditions of Stock Options
                           and Cash Payment Rights

Stock options and cash payment rights granted under the Plan shall be subject to the following terms and conditions:

(A) The purchase price at which each stock option may be exercised (the "option price") shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a "Ten Percent Employee"), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 5(A), the fair market value of the Common Stock shall be determined as provided in Section 5(H). For purposes of this Section 5(A), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a stockholder, partner or beneficiary.

(B) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may (if authorized by the Committee at the time of grant in the case of an incentive stock option, or at any time in the case of a nonstatutory stock option) pay the option price in whole or in part by delivering to the Corporation shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 5(H), equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than one year may be delivered in payment of the option price of a stock option. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of the Common Stock which may be issued under the Plan as provided in Section 3.

(C) Unless the Committee, in its discretion, shall otherwise determine, stock options shall be exercisable by a grantee during employment commencing on the date of grant. Subject to the terms of Section 5(F) providing for earlier termination of a stock option, no stock option shall be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent Employee) from the date of grant. Unless the Committee, in its discretion, shall otherwise determine, a stock option to the extent exercisable at any time may be exercised in whole or in part.

(D) Cash payment rights granted in conjunction with a nonstatutory stock option shall entitle the person who is entitled to exercise the stock option, upon exercise of the stock option or any portion thereof, to receive cash from the Corporation (in addition to the shares to be received upon exercise of the stock option) equal to such percentage as the Committee, in its discretion, shall determine not greater than one hundred percent (100%) of the excess of the fair market value of a share of the Common Stock covered by the stock option on the date of exercise of the stock option over the option price per share of the stock option times the number of shares covered by the stock option, or portion thereof, which is exercised. Payment of the cash provided for in this Section 5(D) shall be made by the Corporation as soon as practicable after the time the amount payable is determined. For purposes of this Section 5(D), the fair market value of the Common Stock shall be determined as provided in Section 5(H).

(E) Unless the Committee, in its discretion, shall otherwise determine in the case of nonstatutory stock options, (i) no stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death, and (ii) all stock options shall be exercisable during the lifetime of the grantee only by the grantee.

(F) Unless the Committee, in its discretion, shall otherwise determine but subject to the provisions of Section 4 in the case of incentive stock options:

(i)  If the employment of a grantee who is not disabled within the meaning of
Section 422(c)(6) of the Code (a "Disabled Grantee") is voluntarily terminated with the consent of the Corporation or a Subsidiary or a grantee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

(ii) If the employment of a grantee who is not a Disabled Grantee is voluntarily terminated with the consent of the Corporation or a Subsidiary or a grantee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of termination of employment, whichever is the shorter period;

(iii) If the employment of a grantee who is a Disabled Grantee is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option held by such grantee shall be exercisable in full (whether or not so exercisable by the grantee immediately prior to the termination of employment) by the grantee at any time prior to the expiration date of such stock option or within one year after the date of termination of employment, whichever is the shorter period;

(iv) Following the death of a grantee during employment, any outstanding stock option held by the grantee at the time of death shall be exercisable in full (whether or not so exercisable by the grantee immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

(v) Following the death of a grantee after termination of employment during a period when a stock option is exercisable, any outstanding stock option held by the grantee at the time of death shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative (but only to the extent the stock option was exercisable by the grantee immediately prior to the death of the grantee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period; and

(vi) Unless the exercise period of a stock option following termination of employment has been extended as provided in Section 9(C), if the employment of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all outstanding stock options held by the grantee at the time of such termination of employment shall automatically terminate.

Whether termination of employment is a voluntary termination with the consent of the Corporation or a Subsidiary and whether a grantee is a Disabled Grantee shall be determined in each case, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.

If a grantee of a stock option engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options held by the grantee; provided, however, that this sentence shall not apply if the exercise period of a stock option following termination of employment has been extended as provided in
Section 9(C). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(G) All stock options shall be confirmed by a written agreement or an amendment thereto in a form prescribed by the Committee, in its discretion. Each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee. The agreement confirming a stock option shall specify whether the stock option is an incentive stock option or a nonstatutory stock option. The provisions of such agreements need not be identical.

(H) Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5(H). If the fair market value of the Common Stock cannot be determined on the basis previously set orth in this Section 5(H) on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5(G) or an amendment thereto.

                                  SECTION 6

                           Terms and Conditions of
                           Restricted Share Awards

Restricted share awards shall be evidenced by a written agreement in a form prescribed by the Committee, in its discretion, which shall set forth the number of shares of the Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares while such shares are subject to other restrictions imposed under this Section 6), the duration of such restrictions, events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted share awards shall be effective only upon execution of the applicable restricted share agreement on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee. The provisions of such agreements need not be identical. Awards of restricted shares shall be effective on the date determined, in its discretion, by the Committee.

Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the share certificates representing the restricted shares shall be held by the Corporation in escrow together with related stock powers in blank signed by the grantee. Except as provided in Section 8, the Committee, in its discretion, may determine that dividends and other distributions on the shares held in escrow shall not be paid to the awardee until the lapse or termination of the applicable restrictions. Unless otherwise provided, in its discretion, by the Committee, any such dividends or other distributions shall not bear interest. Upon the lapse or termination of the applicable restrictions (and not before such time), the share certificates representing the restricted shares and unpaid dividends, if any, shall be delivered to the awardee.

From the date a restricted share award is effective, the grantee shall be a shareholder with respect to all the shares represented by the share certificates for the restricted shares and shall have all the rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid with respect to the restricted shares, subject only to the preceding provisions of this paragraph and the other restrictions imposed by the Committee.

If an awardee of restricted shares engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately declare forfeited all restricted shares held by the awardee as to which the restrictions have not yet lapsed. Whether an awardee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

Neither this Section 6 nor any other provision of the Plan shall preclude an awardee from transferring or assigning restricted shares to (i) the trustee of a trust that is revocable by such awardee alone, both at the time of the transfer or assignment and at all times thereafter prior to such awardee's death or (ii) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of restricted shares from such trustee to any person other than such awardee shall be permitted only to the extent approved in advance by the Committee in writing, and restricted shares held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement as if such trustee were a party to such agreement.


                                  SECTION 7

                             Issuance of Shares

The obligation of the Corporation to issue shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

                                  SECTION 8

                    Adjustment and Substitution of Shares

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock options, the maximum aggregate number of shares as to which incentive stock options may be granted and as to which restricted shares may be awarded under Section 3 of the Plan, and the maximum number of shares as to which stock options may be granted and as to which shares may be awarded to any employee under Section 4 of the Plan on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on such date. Shares of Common Stock so distributed with respect to any restricted shares held in escrow, shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares on which they were distributed.

If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation or otherwise, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option, for each share of the Common Stock set forth in the first sentence of Section 3 of the Plan, for the maximum aggregate number of shares as to which incentive stock options may be granted and as to which restricted shares may be awarded under Section 3 of the Plan, and for the maximum number of shares as to which stock options may be granted and as to which shares may be awarded to any employee under Section 4 of the Plan the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the Committee, in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted shares held in escrow shall be changed or exchangeable in any such transaction, shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was issued or distributed.

In case of any adjustment or substitution as provided for in this Section 8, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Common Stock, (i) the Committee shall make any adjustments to any then outstanding stock option which it determines are equitably required to prevent dilution or enlargement of the rights of grantees which would otherwise result from any such transaction, and (ii) unless otherwise determined by the Committee, in its discretion, any stock, securities, cash or other property distributed with respect to any restricted shares held in escrow or for which any restricted shares held in escrow shall be exchanged in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was distributed or exchanged.

No adjustment or substitution provided for in this Section 8 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of restricted shares held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee, in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted shares exchanged therefor.

If any such adjustment or substitution provided for in this Section 8 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options or to comply with Section 162(m) of the Code, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may determine that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

Except as provided in this Section 8, a grantee shall have no rights by reason of any issue by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.


                                  SECTION 9

                     Additional Rights in Certain Events

(A)  Definitions.

For purposes of this Section 9, the following terms shall have the following meaning:

(1) The term "Person" shall be used as that term is used in Section 13(d) and 14(d) of the 1934 Act.

(2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

(3) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

(4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any Subsidiary), whether or not such offer is approved or opposed by the Board.

(5) "Section 9 Event" shall mean the date upon which any of the following events occurs:

(a) The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 10% or more of the Voting Power of the Corporation;

(b) (i) A Tender Offer is made to acquire securities of the Corporation entitling the holders thereof to 20% or more of the Voting Power of the Corporation; or (ii) Voting Shares are first purchased pursuant to any other Tender Offer;

(c) At any time less than 60% of the members of the Board of Directors shall be individuals who were either (i) Directors on the effective date of the Plan or (ii) individuals whose election, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board of Directors) of at least two-thirds of the Directors then still in office who were Directors on the effective date of the Plan or who were so approved;

(d) The shareholders of the Corporation shall approve an agreement or plan providing for the Corporation to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation, as a consequence of which the former shareholders of the Corporation will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the Voting Power of such surviving or acquiring corporation or the parent thereof; or

(e) The shareholders of the Corporation shall approve any liquidation of all or substantially all of the assets of the Corporation or any distribution to security holders of assets of the Corporation having a value equal to 10% or more of the total value of all the assets of the Corporation;

provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 5(a) or (ii) a grantee is required to be named pursuant Item 2 of the
Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 5(b), then no Section 9 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

(B)  Acceleration of the Exercise Date of Stock Options.

Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(G), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 9 Event occurs all outstanding stock options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

(C)  Extension of the Expiration Date of Stock Options.

Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(G), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options held by a grantee whose employment with the Corporation or a Subsidiary terminates within one year of any Section 9 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.

(D)  Lapse of Restrictions on Restricted Share Awards.

Unless the agreement referred to in Section 6, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, if any Section 9 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Plan, all such restrictions shall lapse upon the occurrence of any such Section 9 Event regardless of the scheduled lapse of such restrictions.


                                 SECTION 10

         Effect of the Plan on the Rights of Employees and Employer

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted a stock option (with or without cash payment rights) or to be awarded restricted shares under the Plan. Nothing in the Plan, in any stock option or cash payment rights granted under the Plan, in any restricted share award under the Plan or in any agreement providing for any of the foregoing or amendment thereto shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee at any time or adjust the compensation of any employee at any time.

                                 SECTION 11

                          Amendment or Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided that no such amendment of the Plan shall, without shareholder approval (a) increase the maximum aggregate number of shares for which grants of stock options or awards of restricted shares may be made under the first sentence of Section 3 of the Plan, (b) increase the maximum aggregate number of shares as to which incentive stock options may be granted or as to which restricted shares may be awarded under Section 3 of the Plan, (c) make any changes in the class of employees eligible to receive options or awards under the Plan, (d) change the maximum number of shares as to which stock options may be granted and as to which shares may be awarded to any employee under Section 4 of the Plan,
(e) change the option price permitted under Section 5(A) of the Plan, or (f) be made if shareholder approval of the amendment is at the time required for stock options or restricted shares under the Plan to qualify for the exemption from
Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option, cash payment rights or restricted shares theretofore granted or awarded under the Plan, adversely affect the rights of such holder with respect thereto.


                                 SECTION 12

                     Effective Date and Duration of Plan

The effective date and date of adoption of the Plan shall be May 8, 1992, the date of adoption of the Plan by the Board, and the effective date of the amendments to the Plan adopted by the Board on December 23, 1998 shall be December 23, 1998, provided that such amendments are approved by a majority of the votes cast at a meeting of shareholders duly called, convened and held on or prior to December 22, 1999, at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan. No stock option granted under the Plan on or after December 23, 1998 may be exercised until after such approval and any restricted shares awarded under the Plan shall be forfeited to the Corporation on December 22, 1999 if such approval has not been obtained on or prior to that date; provided, that the foregoing shall not apply to stock options granted or restricted shares awarded with shares which were available under the Plan prior to the amendment of the Plan on December 23, 1998. No stock option or cash payment rights may be granted and no restricted shares may be awarded under the Plan subsequent to December 22, 2008.

                                                                  APPENDIX

                                    PROXY

                      MATTHEWS INTERNATIONAL CORPORATION


I hereby appoint David M. Kelly and Edward J. Boyle and each of them, with full power of substitution and revocation, proxies to vote all shares of Common Stock of Matthews International Corporation which I am entitled to vote at the Annual Meeting of Shareholders or any adjournment thereof, with the authority to vote as designated on the reverse side.




         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED PREPAID ENVELOPE


-----------------------------------------------------------------------------


                                   NOTICE

Please note the location and time of the Shareholders' Meeting.

     Date:      Saturday, February 20, 1999
     Time:      10:30 AM
     Location:  Carnegie Science Center, Pittsburgh, PA
                (near Three Rivers Stadium)


                            PARKING ARRANGEMENTS

There is a parking lot directly in front of the Carnegie Science Center. Please advise the parking lot attendant upon entry that you are attending the Matthews Shareholders' Meeting and there will be no charge for parking.
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[ X ]  Please mark your votes as in this example.
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IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS.
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                      FOR      WITHHELD        NOMINEES:
1.  Election of                                David M. Kelly
    Directors         [ ]        [ ]           James L. Parker

For, except vote withheld from the following nominee:

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                                                   FOR    AGAINST    ABSTAIN
2.  To approve the adoption of amendments to
    the 1992 Stock Incentive Plan                  [ ]      [ ]        [ ]

3.  To ratify the appointment of
    PricewaterhouseCoopers LLP as independent
    certified public accountants to audit
    the records of the Company for the fiscal
    year ending September 30, 1999.                [ ]      [ ]        [ ]

4.  To conduct such other business as may
    properly come before the meeting.

                                            I plan to attend
                                            the meeting.      [  ]

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized official. If a partnership, please sign in partnership name by authorized person.

                       ----------------------------------------------------

                       ----------------------------------------------------
                       SIGNATURE(S)                                DATE

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                      MATTHEWS INTERNATIONAL CORPORATION

                                   Notice of
                        ANNUAL MEETING OF SHAREHOLDERS
                         To be held February 20, 1999

To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation will be held at 10:30 AM, Saturday, February 20, 1999 at Carnegie Science Center, Pittsburgh, Pennsylvania, for the purpose of considering and acting upon the proposals set forth above.

Shareholders of record at the close of business on December 31, 1998 will be entitled to vote at the Annual Meeting or any adjournments thereof.

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